As filed with the United States Securities and Exchange Commission on January 15, 2010

Registration No. 333-162267

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MHI Hospitality Corporation

(Exact name of registrant as specified in its charter)

Maryland	20-1531029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew M. Sims

President and CEO

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Thomas J. Egan, Jr. Esq.

Baker & McKenzie LLP

815 Connecticut Avenue, N.W.

Washington, D.C. 20006

(202) 452-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to Registration Statement No. 333-162267 (the “Registration Statement”) filed by MHI Hospitality Corporation (“MHI Hospitality”). MHI Hospitality has terminated all offerings of securities under the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 amends the Registration Statement to deregister and remove 2,204,564 shares of MHI Hospitality common stock under the Registration Statement that remain unsold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsburg, Commonwealth of Virginia, on January 15, 2010.

MHI Hospitality Corporation.

By:	/s/ ANDREW M. SIMS
Andrew M. Sims President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

*/s/ ANDREW M. SIMS Andrew M. Sims	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 15, 2010

*/s/ WILLIAM J. ZAISER William J. Zaiser	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 15, 2010

*/s/ ANTHONY E. DOMALSKi Anthony E. Domalski	Chief Accounting Officer (Principal Accounting Officer)	January 15, 2010

* Gen. Anthony C. Zinni	(Director)	January 15, 2010

* Kim E. Sims	(Director)	January 15, 2010

* Christopher L. Sims	(Director)	January 15, 2010

* Edward S. Stein	(Director)	January 15, 2010

* James P. O’Hanlon	(Director)	January 15, 2010

* J. Paul Carey	(Director)	January 15, 2010

* By:	/S/ ANDREW M. SIMS
Andrew M. Sims Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney (included as part of signature pages).*

*	Previously filed.